SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          21ST CENTURY HOLDING COMPANY
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount Previously Paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3)    Filing Party:

         (4)    Date Filed:

                          21ST CENTURY HOLDING COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 2003

To the Shareholders of 21st Century Holding Company:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the "Company"), will be held at the Company's principal executive offices at 4161 N.W. 5th Street, Plantation, Florida 33317, at 12:00 P.M., on June 10, 2003 for the following purposes:

         1.       To elect three directors of the Company to serve until 2006;
                  and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

         The Board of Directors has fixed the close of business on April 15, 2003 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                   By Order of the Board of Directors,

                                   JAMES A. EPSTEIN, Secretary

Plantation, Florida
May 2, 2003

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                          21ST CENTURY HOLDING COMPANY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2003

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 21st Century Holding Company, a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 12:00 P.M., on June 10, 2003, at the Company's principal executive offices at 4161 N.W. 5th Street, Plantation, Florida 33317, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

         The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 2, 2003. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders that accompanies this Proxy Statement. The Company's principal executive offices are located at 4161 N.W. 5th Street, Plantation, Florida 33317, and its telephone number is (954) 581-9993.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1.       To elect three directors of the Company to serve until 2006;
                  and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 15, 2003 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 3,014,801 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and certain other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer ("CEO"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group.


                                                                 NUMBER OF SHARES         PERCENT OF
                                                                  BENEFICIALLY              CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                             OWNED (2)            OUTSTANDING
----------------------------------------                         ----------------         -----------
Edward J. Lawson (3)..........................................       1,140,626               37.8%
Michele V. Lawson (4).........................................       1,140,626               37.8
Bruce F. Simberg (5)..........................................         100,250                3.3
Carl Dorf (6).................................................          60,200                2.0
Richard A. Widdicombe (7).....................................          58,610                1.9
Richard W. Wilcox, Jr. (8)....................................          13,000                  *
J. Gordon Jennings, III (9)...................................           7,000                  *
Charles B. Hart, Jr. (10).....................................           2,000                  *
James DePelisi ...............................................              --                  *

All directors and executive officers
  as a group (9 persons) (12)

5% OR GREATER HOLDERS:
Ronald A. Raymond (11)                                                 188,059                6.2
  P.O. Box 6037
  Fort Lauderdale, FL 33310

----------
*        Less than 1%.

(1) Except as otherwise indicated, the address of each person named in the table is c/o 21st Century Holding Company, 4161 N.W. 5th Street, Avenue, Plantation, Florida 33317.

(2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest in within 60 days from the date of this Proxy Statement.

(3) Represents 530,089 shares of Common Stock held of record by Michele V. Lawson, 16,950 shares held in an account for a minor, 39,749 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson and 23,749 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson.

(4) Represents 530,089 shares of Common Stock held of record by Edward J. Lawson, 16,950 shares held in an account for a minor, 23,749 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Lawson and 39,749 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.

(5) Includes 8,750 shares of Common Stock issuable upon the exercise of stock options held by Mr. Simberg.

(6) Includes 2,100 shares of Common Stock held in a joint account in the names of Mr. Dorf's spouse, and child and 9,500 shares of Common Stock held by Dorf Partners 2001 LP and 2,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dorf.

(7) Includes 40,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Widdicombe.

(8)      Includes 1,000 shares of Common Stock held in Mr. Wilcox's IRA.

(9) Includes 7,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Jennings.

(10) Includes 2,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hart.

(11) Includes 150,850 shares of Common Stock held in Mr. Raymond's IRA and 28,900 shares of Common Stock held by National Insurance Service Plan.

(12) Includes 121,248 shares of Common Stock issuable upon the exercise of stock options.

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes. Each class of directors serves a staggered term. Bruce Simberg, Richard W. Wilcox, Jr. and James DePelisi hold office until the 2003 Annual Meeting, and each has been nominated for reelection to the Board, to serve as class II directors until the Annual Meeting to be held in 2006 or until their successors are duly elected and qualified. Edward J. Lawson and Richard A. Widdicombe are class III directors and hold office until the 2004 Annual Meeting. Carl Dorf and Charles B. Hart, Jr. are class I directors and hold office until the 2005 Annual Meeting.

         The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election of directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

NOMINEES

         The persons nominated as directors are as follows:

NAME                          AGE   POSITION WITH THE COMPANY
----                          ---   -------------------------
Bruce F. Simberg(1)(2)(3)     54    Director

Richard W. Wilcox, Jr.        61    Director

James DePelisi(3)             36    Director

         BRUCE F. SIMBERG has served as a director of the Company since January 1998. Mr. Simberg has been a practicing attorney for the last 23 years, most recently as managing partner of Conroy, Simberg, Ganon, Krevans & Abel, P.A., a law firm in Ft. Lauderdale, Florida, since October 1979.

         RICHARD W. WILCOX, JR. was appointed as a director of the Company in January 2003. Mr. Wilcox has been in the insurance industry for almost 40 years. In 1963, Mr. Wilcox began an insurance agency that eventually developed into a thriving business generating $10 million in annual revenue. In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company ("HRH") of Fort Lauderdale, for which he retained the position of President through 1998. In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President. Mr. Wilcox retired in 1999.

         JAMES DEPELISI was appointed as a director of the Company in January 2003. Mr. DePelisi founded and is President and CEO of LDV Corporation, a financial advisory firm, and is Director of Investment Banking for Independent Securities Investment Corporation, a NASD member firm.

----------
(1)      Member of Compensation Committee.
(2)      Member of Investment Committee.
(3)      Member of Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

         Set forth below is certain information concerning the directors who are not currently standing for election:


NAME                          AGE    POSITION WITH THE COMPANY
----                          ---    -------------------------

Edward J. Lawson(1)(2)        53     President, Chief Executive Officer
                                     and Director

Richard A. Widdicombe         44     Director

Carl Dorf(2)                  62     Director

Charles B. Hart, Jr.(1)(3)    64     Director

----------
(1)      Member of Compensation Committee.
(2)      Member of Investment Committee.
(3)      Member of Audit Committee.

         EDWARD J. LAWSON co-founded the Company and has served as its President and Chief Executive Officer since inception. Mr. Lawson has more than 17 years' experience in the insurance industry, commencing with the founding of the Company's initial agency in 1983.

         RICHARD A. WIDDICOMBE assumed the office of President of the Company's subsidiaries, Federated National Insurance Company ("Federated National") and Assurance Managing General Agents, Inc. ("Assurance MGA") in November 1999 and American Vehicle Insurance Company ("American Vehicle") in August 2001. Mr. Widdicombe holds his adjuster's license and CPCU designation. Mr. Widdicombe is a member of the Florida Department of Financial Services (previously Florida Department of Insurance) Initial Disaster Assessment team.

         CARL DORF is the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company. From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund. Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.

         CHARLES B. HART, JR. has over 40 years of experience in the insurance industry. From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services. Since 1999, Mr. Hart currently has acted as an insurance consultant.

         Edward J. Lawson and Michele V. Lawson are husband and wife. There are no other family relationships among the Company's directors and executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The NASDAQ National Market. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons, the Company believes that, with respect to the fiscal year ended December 31, 2002, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, with the exception of Carl Dorf's August 2002 Form 4, which was filed on September 4, 2002 and later amended due to clerical error.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2002, the Board of Directors held four formal meetings, one special meeting and took actions by written consent on seven occasions. During 2002, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period such director served on the Board.

         The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Investment Committee. The Board does not have a nominating or similar committee.

         The Audit Committee was composed of Bruce F. Simberg Charles B. Hart, Jr., and Robert McNally through April 2002, when Mr. McNally resigned from the Board. Mr. McNally was replaced by Ronald Weyers, who resigned from the Board in July 2002 and Mr. Weyers was replaced by James DePelisi in January 2003. Pursuant to a Charter adopted in June 2002, the duties and responsibilities of the Audit Committee include (a) the appointment of the Company's independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors. See "Certain Transactions" with respect to the fees paid by the Company to the law firm of which Mr. Simberg is a partner. The Audit Committee met on four occasions in 2002.

         The Compensation Committee is currently composed of Edward J. Lawson, Bruce F. Simberg and Charles B. Hart, Jr. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's 1998 Stock Option Plan, 2001 Franchise Stock Option Plan and 2002 Stock Option Plan. The Compensation Committee acted twice by written consent in 2002.

         The Investment Committee is currently composed of Edward J. Lawson, Bruce F. Simberg and Carl Dorf. The Investment Committee manages the Company's investment portfolio. The Investment Committee met formally on one occasion in 2002 and informally via teleconference on several occasions.

         Ronald A. Weyers resigned as a director on July 20, 2002. James DePelisi replaced him as a Director and Audit Committee member on January 23, 2003.

REPORT OF THE AUDIT COMMITTEE

         The following report of the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission. This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with De Meo, Young, McGrath ("DeMeo"), independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

         3. The Audit Committee has received the written disclosures and the letter from DeMeo required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with DeMeo their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Commission.

         /s/ Bruce Simberg
         /s/ Charles B. Hart, Jr.
         /s/ James DePelisi

                             AUDIT AND NONAUDIT FEES

         For the fiscal year ended December 31, 2002, fees for services provided by DeMeo and McKean, Paul, Chrycy, Fletcher & Co. ("McKean") were as follows:

                                                     DeMeo             McKean
                                                    -------           --------
A.       Audit (1)                                  $33,493           $206,564

B.       Financial Information Systems Design
         and Implementation                         $    --           $     --

C.       All Other Fees                             $    --           $ 37,910

----------
(1) Includes reviews of quarterly reports on Form 10-Q and consultation regarding accounting matters.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following compensation table sets forth, for the years ended December 31, 2002, 2001, and 2000, the cash and certain other compensation paid by the Company to the Company's CEO, who was the executive officer whose salary and bonuses exceeded $100,000 during 2002.

                                                                   LONG-TERM
                                      ANNUAL COMPENSATION         COMPENSATION
                                     --------------------   -----------------------------
                                                            SECURITIES
                                                            UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR  SALARY($)   BONUS($)   OPTIONS(#)    COMPENSATION($)
---------------------------    ----  ---------   --------   ----------    ---------------
Edward J. Lawson,              2002  $156,000       0          --          $
President and CEO              2001   156,000       0          --             660(1)
                               2000   155,000       0          --           4,560(1)

----------
(1) Includes $660 in contributions for Mr. Lawson to the company's 401(k) plan in 2001and $4,560 in contributions for Mr. Lawson to the Company's 401(k) plan in 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of stock options made during 2002 to the CEO.

                                              % OF TOTAL
                    NUMBER OF SECURITIES      OPTIONS/SAR GRANTED    EXERCISE OR
                    UNDERLYING OPTIONS        TO EMPLOYEES IN        BASE PRICE
NAME                GRANTED (#)(1)            FISCAL YEAR             ($/SHARE)     EXPIRATION DATE
----                --------------------      -------------------    -----------    ---------------
Edward J. Lawson         100,000                     9.9%                12.50        June 4, 2008

STOCK OPTIONS HELD AT END OF 2002

         The following table indicates the total number and value of exercisable and unexercisable stock options held by the CEO as of December 31, 2002. No options were exercised by the CEO.

                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                  OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                  --------------------------    --------------------------------
NAME              EXERCISABLE  UNEXERCISABLE    EXERCISABLE(1)  UNEXERCISABLE(1)
----              -----------  -------------    --------------  ----------------
Edward J. Lawson      18,250         103,750          $248,383         $187,138

----------
(1)      Based on a fair market value of $13.61 per share at December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

=================================================================================================
                      EQUITY COMPENSATION PLAN INFORMATION
-------------------------------------------------------------------------------------------------
                                                                         NUMBER OF SECURITIES
                                                                        REMAINING AVAILABLE FOR
                                                                         FUTURE ISSUANCE UNDER
                      NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE        EQUITY COMPENSATION
                      BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                      OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                        WARRANTS AND RIGHTS      WARRANTS AND RIGHTS           COLUMN (A))

  PLAN CATEGORY                (A)                      (B)                       (C)
-------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders*           2,489,000                  $11.86                  1,160,395
-------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders**             62,500                  $ 9.00                          0
-------------------------------------------------------------------------------------------------
     TOTAL
=================================================================================================

* Includes options from the 1998 Stock Option Plan, 2001 Franchise Program Stock Option Plan and the 2002 Stock Option Plan.

** Includes warrants that were granted to Kent Linder and Michael Braun as part of employment agreements executed on December 9, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

         COMPENSATION PHILOSOPHY

         The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

         The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of the Company's Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

         The Compensation Committee intends to review the Company's existing management compensation programs on an ongoing basis and will (i) meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. The Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the fiscal year ending December 31, 2002 with respect to the Company's management incentive programs.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The principal factors considered by the Board of Directors in determining fiscal 2002 salary and bonus for Edward J. Lawson, the President and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry and public companies similar in size and capitalization to the Company. The Compensation Committee also considered the Company's fiscal 2002 earnings, expectations for the fiscal year ending December 31, 2003 and other performance measures in determining Mr. Lawson's compensation, but there was no specific relationship or formula by which such compensation was tied to Company performance.

         OTHER EXECUTIVE OFFICERS' COMPENSATION

         Fiscal 2002 base salary and bonus for the Company's other executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during fiscal 2002, compensation levels at competitive publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance.

         STOCK OPTIONS

         The Company maintains stock option plans, which are designed to attract and retain directors, executive officers and other employees of the Company and to reward them for delivering long-term value to the Company.

         /s/ Edward J. Lawson
         /s/ Bruce Simberg
         /s/ Charles B. Hart, Jr.

COMPENSATION OF DIRECTORS

         Non-employee directors receive a fee of $500 per meeting of the Board of Directors or committee thereof attended and received annual grants of stock options under the Company's 1998 Stock Option Plan (the "1998 Plan") to purchase 3,000 shares of Common Stock. Directors who are also officers of the Company do not receive directors' compensation. All directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

         In June 2002, directors received six-year options under the 2002 plan to purchase shares of Common Stock at an exercise price of $12.50 per share. Such options vest over a five-year period commencing June 2003. The quantities of options granted to the directors in June 2002 were as follows: 10,000 each to Messrs. Simberg, Dorf and Hart. In January 2003, James DePelisi and Richard W. Wilcox, Jr. were each granted 10,000 six-year options under the 2002 plan.

INDEMNIFICATION AGREEMENTS

         The Company has entered into an indemnification agreement with each of its directors and executive officers. Each indemnification agreement provides that the Company will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent of the Company, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

EMPLOYMENT AGREEMENTS

         Effective September 1, 1998, the Company entered into employment agreements with each of Edward J. Lawson, the Company's President and Chief Executive Officer, and Michele V. Lawson, the Treasurer. Each employment agreement has a "rolling" two-year term, so that at all times the remaining term of the agreement is two years. The employment agreements provide for annual salaries initially set at $156,000 for Mr. Lawson and $78,000 for Mrs. Lawson, and such bonuses and increases as may be awarded by the Board of Directors.

         Each employment agreement provides that the executive officer will continue to receive his salary for a period of two years after the termination of employment, if his or her employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreement), or for a period of two years after termination of the agreement as a result of his or her disability and a bonus equal to twice the amount paid to the executive officer during the 12 months preceding the termination, and the executive officer's estate will receive a lump sum payment equal to two year's salary plus a bonus equal to twice the amount paid to the executive officer during the 12 months preceding the termination by reason of his death. Each employment agreement also prohibits the executive officer from directly or indirectly competing with the Company for one year after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of the executive officer for a period of two years following the Change of Control. In addition, following the Change of Control, if the executive officer's employment is terminated by the Company other than for Cause or by reason of his death or disability, or by the executive officer for certain specified reasons (such as a reduction of compensation or a diminution of duties), he or she will receive a lump sum cash payment equal to 299% of the cash compensation received by him or her during the 12 calendar months prior to such termination.

         Effective November 11, 1999, the Company entered into an employment agreement with Richard A. Widdicombe, President of Federated National, American Vehicle and Assurance MGA, for a four-year term. Pursuant to the employment agreement, Mr. Widdicombe was granted options under the 1998 Plan to purchase a total of 40,000 shares of Common Stock vesting over a four-year period commencing one year from the date of grant at an exercise price equal to $10.00 per share. The employment agreement also provides for an annual salary of $78,000, a monthly car allowance in the amount of $600 and a bonus at the end of one year in the amount of $20,000, contingent upon an increase in revenues or gross written premium of either Federated National or Assurance MGA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Edward J. Lawson, the Company's President and Chief Executive Officer serves as a member of the Compensation Committee, but will resign during the 2nd Quarter of 2003.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company's Common Stock for the period beginning on November 5, 1998 and ending on December 31, 2002 as compared to the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Insurance Index. The graph depicts the value based on the assumption of a $100 investment with all dividends reinvested.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

               21st Century                                 Nasdaq
              Holding Company    Nasdaq - Total US**    Insurance Index**
--------------------------------------------------------------------------------
11/05/98          100.00               100.00               100.00
--------------------------------------------------------------------------------
12/31/98           93.33               118.63                99.41
--------------------------------------------------------------------------------
12/31/99           55.00               220.01                77.10
--------------------------------------------------------------------------------
12/31/00           40.23               132.75                96.83
--------------------------------------------------------------------------------
12/31/01           43.49               105.31               103.79
--------------------------------------------------------------------------------
12/31/02          191.16                72.81               104.61
--------------------------------------------------------------------------------

* Graph and index values provided by: SNL Financial LC, Charlottesville, VA (C)2003. Used with permission. All rights reserved.

** Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003. Used with permission. All rights reserved. crsp.com

                                [OBJECT OMITTED]

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS
TRANSACTIONS

         Bruce F. Simberg, a director of the Company, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, Ganon, Krevans & Abel, P.A., which renders legal services to the Company. In 2002 and 2001, the Company paid legal fees to Conroy, Simberg, Ganon, Krevans & Abel, P.A. for services rendered in the amount of $266,000 and $530,000, respectively.

         In September 2002 Carl Dorf, one of the Company's directors, who is also on the Investment Committee, began to oversee an investment account for the Company. Commission fees paid to this director in 2002 totaled $1,250.

         Mortgage loan receivables in the amount of $227,391 and $119,304 as of December 31, 2000 and 1999, respectively, represent secured loans to relatives of an officer of the Company. During 2002, these mortgage loans were paid off and the receivable is $0.

APPROVAL OF AFFILIATED TRANSACTIONS

         The Company has adopted a policy that any transactions between the Company and its executive officers, directors, principal shareholders and their affiliates take place on an arms-length basis and require the approval of a majority of the independent directors of the Company. The Company believes that its transaction with Edward Bruce Simberg is on terms at least as favorable as those the Company could secure from a non-affiliated third party.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                   HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

         As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

         The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 4161 N.W. 5th Street, Plantation, Florida 33317.

         Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 4161 N.W. 5th Street, Plantation, Florida 33317 to request multiple copies of the Proxy Statement in the future.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2004 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive office no later than January 13, 2004.

         Shareholder proposals intended to be presented at, but not included in the Company's proxy materials for, that meeting must be received by the Company no later than March 23, 2004, at its principal executive offices; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                               By Order of the Board of Directors

                               JAMES A. EPSTEIN, Secretary

Plantation, Florida
May 2, 2003

                          21ST CENTURY HOLDING COMPANY

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 10, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          21ST CENTURY HOLDING COMPANY

         The undersigned hereby appoints Edward J. Lawson and Michele V. Lawson, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.01 par value per share, of 21st Century Holding Company (the "Company") held of record by the undersigned on April 15, 2003 at the Annual Meeting of Shareholders to be held on June 10, 2003 or any adjournments or postponements thereof.

PROPOSAL 1.  ELECTION OF DIRECTORS

[ ]     FOR ALL THE NOMINEES LISTED BELOW
[ ] WITHHOLD AUTHORITY (except as marked to the contrary below) TO VOTE FOR ALL NOMINEES LISTED BELOW.

        Bruce F. Simberg           Richard W. Wilcox, Jr.         James DePelisi

(INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposal 1.

                                 Dated: _______________________________, 2003


                                 --------------------------------------------
                                 (Signature)

                                 --------------------------------------------
                                 (Signature)

                                             PLEASE SIGN HERE


         Please date this proxy and sign your name exactly as it appears hereon.

         Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.